UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      January 6, 2012 (December 30, 2011)

COVER-ALL TECHNOLOGIES INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-13124 (Commission File Number)	13-2698053 (IRS Employer Identification No.)

55 Lane Road, Fairfield, New Jersey 07004

                                                                           (Address of principal executive offices)                                               (Zip Code)

Registrant’s telephone number, including area code      (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 below is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 30, 2011 (the “Closing Date”), Cover-All Systems, Inc. (the “Company”), a Delaware corporation and wholly-owned subsidiary of Cover-All Technologies Inc., a Delaware corporation (the “Registrant”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ho’ike Services, Inc., dba BlueWave Technology, a Hawaii corporation (“Seller”). The following description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10(n)(1).

Under the terms of the Purchase Agreement, the Company purchased from Seller certain of the assets (excluding working capital) (the “Assets”) and assumed certain liabilities (the “Assumed Liabilities”) of Seller’s business of developing and servicing enterprise claims management software for use in the property and casualty insurance industry, including for use by property and casualty insurance companies, third party administrators, managing general agents, self-insured employers and state funds, and providing certain services related thereto (the “Business”), which Business Seller had marketed under the name “PipelineClaims” (the “Acquisition”).

The purchase price for the Assets, in addition to the assumption by the Company of the Assumed Liabilities, consists of the following: (i) $1,100,000 in cash (subject to adjustment) on the Closing Date, (x) $635,821 of which (net of adjustments for certain prepayments to Seller and other prorations) was paid in cash to Seller, and (y) $400,000 of which was deposited into an escrow account to be held and distributed by an escrow agent pursuant to the terms of an escrow agreement to secure possible future indemnification claims and certain other post-closing matters in favor of the Company; and (ii) up to an aggregate of $750,000 in an earnout, which earnout shall be based upon the performance of the Business in the five (5) years following the closing of the Acquisition. More particularly, for each of the five (5) years following the closing of the Acquisition, Seller will be entitled to receive an amount equal to ten percent (10%) of the PipelineClaims Free Cash Flow (as such term is defined in the Purchase Agreement) but in no event will the Company be required to pay to Seller in excess of $750,000 in the aggregate for the 5-year period.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations of the parties thereto as set forth therein. The Purchase Agreement also contains customary confidentiality, non-competition and non-solicitation covenants of Seller.

There are no material relationships between any member of Seller, on the one hand, and the Company, the Registrant or any of their respective affiliates, directors or officers, or any associate of any such director or officer, on the other hand, other than with respect to the Purchase Agreement and the ancillary agreements referred to therein and the transactions contemplated thereby.

On January 3, 2012, the Registrant issued a press release with regard to the consummation of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Employment Agreement with John Roblin.

On December 30, 2011, the Registrant entered into a new employment agreement with John Roblin, the Registrant’s Chairman of the Board and Chief Executive Officer, effective as of January 1, 2012 (the “Employment Agreement”). The following description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10(e)(9).

Pursuant to the Employment Agreement, Mr. Roblin will receive an annual base salary of $350,000 plus benefits and the use of a Registrant company car, including maintenance and repair expenses in connection with the use of the car. Mr. Roblin is also entitled to an annual cash bonus based on the financial performance of the Registrant.

In addition, Mr. Roblin shall be eligible to receive from time to time grants of options to purchase shares of the Registrant’s common stock, grants of restricted stock or other equity awards under the Registrant’s Amended and Restated 2005 Stock Incentive Plan, as it may be amended, which grants shall be in such amounts as shall be determined by the Compensation Committee of the Registrant in its sole discretion. In connection with any grant of restricted shares, provided that Mr. Roblin makes an election in a timely manner to include in gross income on the date the restricted shares are transferred the value of the restricted shares on such date pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, on behalf of Mr. Roblin, the Registrant shall pay to the taxing authorities as withheld taxes a “gross-up” payment equal to Mr. Roblin’s estimated federal, state and local income and payroll tax obligations (based on information provided by Mr. Roblin in good faith) with respect to (i) the fair market value of the restricted shares as of the transfer date, and (ii) the income required to be recognized by Mr. Roblin as a result of the payment by the Registrant of such obligations.

Mr. Roblin’s Employment Agreement is for a term of two years, provided, however, that each of Mr. Roblin and the Registrant may terminate the Employment Agreement at any time, with or without reason or cause, upon written notice to the other party. If the employment of Mr. Roblin is terminated for any reason, including upon the expiration of the Employment Agreement, Mr. Roblin will be entitled to receive (i) any accrued and unpaid base salary and accrued and unused vacation days through the date of termination, (ii) the pro rata portion of his performance bonus based on the number of days he was employed during the year, and (iii) any unreimbursed business expenses. In addition, Mr. Roblin will be entitled to receive, as severance, for a period of six months following such termination, his base salary, benefits and continued use of the Registrant company car, including related maintenance and repair expenses. At the conclusion of this severance period, Mr. Roblin shall have the option to purchase this car from the Registrant at the car’s then current book value (on the Registrant’s books). Upon such termination, the Registrant and Mr. Roblin have agreed to mutually release each other for all claims arising in connection with Mr. Roblin’s employment with the Registrant.

The Employment Agreement also contains a confidentiality provision, a non-solicitation covenant, a non-competition covenant and a mutual non-disparagement clause.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The financial statements, to the extent required by this Item with respect to the Purchase Agreement, will be filed by amendment to this Report no later than 71 calendar days after the date on which this Report was required to be filed pursuant to Item 2.01.

(b)  Pro forma financial information.

The pro forma financial information, to the extent required by this Item with respect to the Purchase Agreement, will be filed by amendment to this Report no later than 71 calendar days after the date on which this Report was required to be filed pursuant to Item 2.01.

(d)  Exhibits.

10(n)(1)	Asset Purchase Agreement, dated December 30, 2011, between Cover-All Systems, Inc. and Ho’ike Services, Inc., dba BlueWave Technology.(a)(b)
10(e)(9)	Employment Agreement, dated December 30, 2011, by and between the Registrant and John Roblin.
99.1	Press Release, dated January 3, 2012.

_________

(a)	The schedules and exhibits to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of such schedules and exhibits to the SEC upon request.
(b)	The Purchase Agreement has been included to provide investors and securityholders with information regarding its terms. It contains representations and warranties of Seller and the Company made to and solely for the benefit of the parties thereto. These representations and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with the signing and closing of the Purchase Agreement. Furthermore, certain warranties in the Purchase Agreement were used for the purpose of allocating risk, rather than establishing matters as facts, and may be subject to a contractual standard of materiality different from what an investor or securityholder might view as material. In addition, investors and securityholders should not rely on the warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying confidential disclosure schedule.

* * * * * * * * * *

Forward-looking Statements

Certain statements made in this Report that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Registrant to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the Registrant’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Registrant. The factors described under the headings “Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors” in the Registrant’s periodic filings with the SEC, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Registrant’s control. Those and other risks are described in the Registrant’s filings with the SEC over the last 12 months, including but not limited to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 24, 2011, and Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (File No. 333-156397) filed with the SEC on July 26, 2011, copies of which are available from the SEC or may be obtained upon request from the Registrant.

[signature on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date: January 6, 2012                                                   By:  /s/ Ann Massey

Ann Massey, Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
Exhibit 10(n)(1)	Asset Purchase Agreement, dated December 30, 2011, between Cover-All Systems, Inc. and Ho’ike Services, Inc., dba BlueWave Technology.
Exhibit 10(e)(9)	Employment Agreement, dated December 30, 2011, by and between the Registrant and John Roblin.
Exhibit 99.1	Press Release, dated January 3, 2012.